Testing the Waters Materials Related to Series #SMB2

From the Rally App:

#SMB2

'88 NES SUPER MARIO BROS. 2

THIS INITIAL OFFERING IS COMING SOON!

SUPER MARIO BROS. 2
MARIO MADNESS

CURRENT VALUE: $300,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

ASSET SPECIFICATIONS

Game	Super Mario Bros. 2
System	NES
Manufacturer	Nintendo
Production Year	1988
Box Variant	Rev-A, Round SOQ
Rarity	1 of 2 (1st Print Wata 9.6 A++)
Authentication	Wata
Box Grade	9.6
Seal Rating	A++
Certification No.	585646-003

DESCRIPTION OF SERIES 1988 NES SUPER MARIO BROS. 2 VIDEO GAME

Investment Overview

•Upon completion of the Series #SMB2 Offering, Series #SMB2 will purchase a 1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++ for Series #SMB2 (The “Series 1988 NES Super Mario Bros. 2 Video Game” or the “Underlying Asset” with respect to Series #SMB2, as applicable), the specifications of which are set forth below.

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889. Nintendo is one of the world’s largest video game companies by market capitalization and has created some of the top-selling video game franchises of all time.

•Super Mario Bros. 2 was a 1988 video game that was released by Nintendo for the Nintendo Entertainment System (NES), a home video game console, which tasked players with defeating the evil Wart as they make their way through the virtual world Subcon.

•The Underlying Asset is a 1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++.

Asset Description

Overview & Authentication

•The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.2

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo would go on to sell 61.9 million NES units worldwide as of May 2021.

•The NES system was sold new in the United States until it was discontinued in 1995.

•The character of Mario was created by Japanese graphic artist Shigeru Miyamoto, who originally called the character “Jumpman.”

•The Super Mario Bros. series is in the Guinness Book of World Records the most successful gaming franchise of all time, with more than 340 million units sold since its inception.

•Super Mario Bros. 2 is a 2D side-scrolling platform game, meaning players advanced from one side of the screen to the other in order to achieve the objective of defeating the antagonist, Wart.

•After commercial success with Super Mario Bros. 2 for the NES, the game was re-released for the Famicom (the Japanese version of the NES) on an external hard drive that was plugged into the Famicom.

•Super Mario Bros. 2 was considered too difficult for North American audiences, and so was swapped with a substitute game (Doki Doki Panic) at the last minute, resulting in a diversion for the series which can be identified by the style of gameplay and inclusion and exclusion of certain characters.

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.6 A++ with certification number 585646-003.

Notable Features

•The Underlying Asset is a 1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++.

•The Underlying Asset is 1 of 2 copies of 1988 NES Super Mario Bros. 2 graded 9.6 A++ with one graded higher.

•The Underlying Asset is a first-print copy of 1988 NES Super Mario Bros. 2.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1988 NES Super Mario Bros. 2 Video Game«Series_Name»
Game	Super Mario Bros. 2
System	NES
Manufacturer	Nintendo
Production Year	1988
Box Variant	Rev-A, Round SOQ, Small Warranty, 9-Digit Zip (USA Code), 3 Screw Cart, First Party H-Seam
Rarity	1 of 2 (Wata 9.6 A++)
Authentication	Wata Games
Box Grade	9.6
Seal Rating	A++
Certification No.	585646-003

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1988 NES Super Mario Bros. 2 Video Game going forward.

#SMB2 | $300K

COMPARABLE ASSET VALUE

ASSET VALUE

+4053.8%

TRANSACTIONS

5

#SMB2 | *Visuals*

The U.S. version of Super Mario Bros. 2 was so successful that the game was brought back to Japan and released under the title "Super Mario USA."

LAUNCH GALLERY ›

## #SMB2 | *Timeline*

*Sep. 1889* Nintendo Karuta is founded in Kyoto, Japan by Fusajiro Yamauchi as a hand-painted playing card production company.

*Jan. 1959* Nintendo and Walt Disney enter into an agreement to print cards featuring Disney's animated characters.

*Jan. 1980* The first handheld video game platform, the "Game & Watch" is released by Nintendo in Japan, eventually selling 40 million units worldwide.

*Jul. 1981* Nintendo releases the "Donkey Kong" arcade game featuring the protagonist Jumpman, a carpenter who is attempting to save his girlfriend, Pauline, from the ape.